                                                                     EXHIBIT 2.2


                                MERGER AGREEMENT


         This Merger Agreement (this "Agreement") is entered into as of November 11, 1995 by and among Republic Waste Industries, Inc., a Delaware corporation ("Republic"); RWI/JCD Inc., RWI/Grand Inc., RWI/Trashaway Inc., RWI/Tos-It Inc., RWI/WesTex Inc., RWI/Pantego I Inc., RWI/Pantego II Inc., RWI/Trucking I Inc., and RWI/Trucking II Inc., all Texas corporations and wholly-owned subsidiaries of Republic (together, the "Republic Merger Subs", and together with Republic, the "Republic Companies"); J.C. Duncan Company, Inc., a Texas corporation ("JCD"), and JCD's wholly-owned subsidiary, Arlington Disposal Company, Inc., a Texas corporation ("ADC"); Grand Prairie Disposal Company, Inc. ("GPD"), Trashaway Services, Inc. ("Trashaway"), Tos-It Service Company, Inc. ("Tos-It"), Wes Tex Waste Services, Inc. ("Wes Tex"), Pantego Service Company, a Texas general partnership ("Pantego"), Pantego I, Inc. ("PI"), Pantego II, Inc. ("PII"), E & E Truck Leasing I, Ltd., a Texas limited partnership ("E&E"), EETL I, Inc. ("EETL I"), and EETL II, Inc. ("EETL II"), all Texas corporations (except Pantego and E&E) and affiliates of JCD through common ownership and/or management (together, the "JCD Affiliates", and together with JCD, the "Duncan Companies"); and Robert C. Duncan, Jannette T. Duncan, Dan R. Duncan, Debra A. Duncan, DeeDee Duncan Elliott, George Martin Duncan, Melinda Duncan Vince, Robert C. Duncan as Trustee of the Robert C. Duncan Annuity Trust No.'s One, Two, Three and Four, and Jannette T. Duncan as Trustee of the Jannette T. Duncan Annuity Trust No.'s One, Two, Three and Four, each a resident of the State of Texas (except George Martin Duncan and Melinda Duncan Vince, who are residents of the State of Louisiana) or trust formed under the laws of the State of Texas and who constitute all of the shareholders of one or more of JCD and/or the JCD Affiliates (together, the "Shareholders"). Certain other capitalized terms used herein are defined in Article XI or elsewhere throughout this Agreement.


                                    RECITALS


         The Boards of Directors of Republic and the Duncan Companies have determined that it is in the best interests of their respective shareholders for Republic to acquire the Duncan Companies upon the terms and subject to the conditions set forth in this Agreement. In order to effectuate the transaction, Republic has organized the Republic Merger Subs as wholly-owned subsidiaries, and the parties have agreed, subject to the terms and conditions set forth in this Agreement, to merge the Republic Merger Subs with and into the Duncan Companies so that each of the Duncan Companies continue as surviving corporations. As a result, each of the Duncan Companies will become a wholly-owned subsidiary of Republic, and each of the Shareholders will be issued certain shares of common stock of Republic.

                               TERMS OF AGREEMENT


         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGERS

         1.1 THE MERGERS. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below), and pursuant to the terms and conditions set forth in the Plans of Merger and Reorganization annexed hereto as Exhibits A through I (the "Plans of Merger"), the Republic Merger Subs will be merged into and with the Duncan Companies (the "Mergers") as follows:

         (a)       RWI/JCD Inc. will be merged into and with JCD;

         (b)       RWI/Grand Inc. will be merged into and with GPD;

         (c)       RWI/Trashaway Inc. will be merged into and with Trashaway;

         (d)       RWI/Tos-It Inc. will be merged into and with Tos-It;

         (e)       RWI/Wes Tex Inc. will be merged into and with Wes Tex;

         (f)       RWI/Pantego I Inc. will be merged into and with PI;

         (g)       RWI/Pantego II Inc. will be merged into and with PII;

         (h)       RWI/Trucking I Inc. will be merged into and with EETL I; and

         (i)       RWI/Trucking II Inc. will be merged into and with EETL II.

The terms and conditions of the Plans of Merger are incorporated herein by reference as if fully set forth herein. As a result of the Mergers, the separate corporate existence of each of the Republic Merger Subs shall cease and each of the Duncan Companies shall continue as surviving corporations and wholly-owned subsidiaries of Republic.

         1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Mergers (the "Closing") shall take place as promptly as practicable (and in

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

any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VI and VII, at the offices of Akerman, Senterfitt & Eidson, P.A. in Miami, Florida, or such other place as the parties may otherwise agree.

         1.3 PLANS OF MERGER. Pursuant to the Plans of Merger, an aggregate of 5,256,055 shares of common stock, $0.01 par value per share, of Republic ("Republic Common Stock") will be issued in the Mergers in exchange for all issued and outstanding shares of capital stock of each of the Duncan Companies. The 5,256,055 shares of Republic Common Stock shall be allocated among the Duncan Companies as follows: First, the fair market value of JCD, GPD, Tos-It, Trashaway, Wes Tex, Pantego and E&E, shall be determined by and set forth in written appraisals of Bernstein and Associates, Dallas, Texas. Next, the "Adjusted Values" of such companies shall be determined by deducting the following amounts from the fair market value of each such company:

        JCD                                                   $3,378,166.84

        GPD                                                          -0-

        Tos-It                                                       -0-

        Trashaway                                                 29,325.00

        Wes Tex                                                    1,500.00

        Pantego                                                      -0-

        E&E                                                       75,250.00
                                                              -------------
            Total
                                                              $3,484,241.84
                                                              =============

Then, 5,095,238 shares of the Republic Common Stock shall be allocated among such companies in proportion to the Adjusted Values as determined above. In the case of Pantego and E&E, the shares allocated to those entities shall be reallocated pro rata to their respective corporate partners. Then, the shares so allocated to each of the Duncan Companies shall be allocated to their respective shareholders in accordance with their respective share ownership in the Duncan Companies. Finally, an additional 160,817 shares shall be allocated among the shareholders of JCD in accordance with their respective share ownership in JCD. After such allocations are computed and at least five (5) days before Closing, the Shareholders shall deliver to Republic a certificate signed by each of them setting forth such allocations of the 5,256,055 shares of Republic Common Stock to each of the Duncan Companies and their respective Shareholders.


         1.4 FILING OF ARTICLES OF MERGER. Upon Republic's receipt of the certificate executed by all of the Shareholders pursuant to Section 1.3, Republic shall complete the Plans of Merger in accordance with such certificate. At the time of the Closing, the parties shall cause the Mergers to be consummated by filing duly executed Articles of Merger (with the completed Plans of

Merger respectively annexed thereto) with the Secretary of State of the State of Texas, in such form as Republic determines is required by and is in accordance with the relevant provisions of the Texas Business Corporation Act (the "TBCA") (the date and time of such filing is referred to herein as the "Effective Date" or "Effective Time").

         1.5 ISSUANCE OF REPUBLIC SHARES. At the Effective Time, by virtue of the Merger and without any further action on the part of the parties hereto, Republic shall issue to the Shareholders duly executed certificates, in valid form registered in each such Shareholder's name, evidencing that number of shares of Republic Common Stock determined, to the nearest whole share, in accordance with each of the respective Plans of Merger and as set forth in certificate executed by all of the Shareholders pursuant to Section 1.3. Any Shareholders who wish to have their allocable shares of Republic Common Stock issued in multiple certificates shall deliver a certificate to Republic within 5 business days prior to Closing pursuant to this Section 1.5 setting forth the manner in which they wish to have their share certificates issued.

         1.6 DELIVERY OF CERTIFICATES. At the Closing, the Shareholders shall deliver the certificates representing all of the issued and outstanding shares of capital stock of each of the Duncan Companies to Republic for cancellation, and Republic shall deliver the certificates representing the shares of Republic Common Stock issued pursuant to Section 1.5 in the following manner: (i) Republic shall deliver to each such holder one or more certificates evidencing ninety-five percent (95%) of such shares of Republic Common Stock (rounded to the nearest whole share), and (ii) Republic shall set aside and hold in accordance with Article IX the certificates evidencing the balance of such shares of Republic Common Stock (the "Held Back Shares"). The shares of Republic Common Stock, including the Held Back Shares, issuable by Republic in the Mergers are sometimes referred to herein as the "Republic Shares".

         1.7 ACCOUNTING TREATMENT. The parties hereto acknowledge and agree that the transactions contemplated hereby shall be treated as pooling of interests business combinations.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                                  OF REPUBLIC

         As a material inducement to each of the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Republic makes the following representations and warranties to the Shareholders:

         2.1 CORPORATE STATUS. Republic is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Republic Merger Subs is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Republic Merger Subs is a wholly-owned subsidiary of Republic.





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

         2.2 CORPORATE POWER AND AUTHORITY. Each of the Republic Companies has the corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Republic Companies has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Republic Companies and constitutes a legal, valid and binding obligation of each of the Republic Companies, enforceable against each of the Republic Companies in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         2.4 REPUBLIC COMMON STOCK. Upon consummation of the Mergers and the issuance and delivery of certificates representing the Republic Shares to the Shareholders, the Republic Shares will be validly issued, fully paid and non-assessable shares of Republic Common Stock, and the Shareholders will acquire good, valid and marketable title to, and record ownership of, the Republic Shares respectively issued to them pursuant to Section 1.5.

         2.5 NO COMMISSIONS. None of the Republic Companies has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         2.6 NO VIOLATION. The execution and delivery by the Republic Companies of this Agreement, the consummation of the transactions contemplated hereby, and the compliance by the Republic Companies with the terms and provisions hereof, will not result in a default under (or give any other party the right, with the giving of notice or the passage of time (or both), to declare a default or accelerate any obligation under) or violate the Articles of Incorporation or Bylaws of any of or any Contract to which any of the Republic Companies is a party or by which any of the Republic Companies or their respective properties or assets are bound (except to the extent that such a default would not, in the case of a Contract, have a Material Adverse Effect on Republic), or any Requirement of Law applicable to the Republic Companies, or result in the creation or imposition of any Lien upon any of the capital stock, properties or assets of any of (except where such Lien would not have a Material Adverse Effect on Republic).

         2.7 CONSENTS/APPROVALS. Except for filing and approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (a) no consents, filings, authorizations or other actions of any Governmental Authority are required for execution, delivery and performance of this Agreement by any of the Republic Companies, and (b) no consent, approval, waiver or other action by any Person under any Contract to which any of the Republic Companies is a party or by which any of their respective properties or assets are bound is required or necessary for the execution, delivery or performance by any of the Republic Companies of this Agreement and the consummation of the transactions contemplated hereby, except where the failure to obtain such consents would not have a Material Adverse Effect on the Republic Companies.

         2.8 CAPITALIZATION. The authorized capital stock of Republic consists of 355,000,000 shares, of which 350,000,000 are shares of Republic Common Stock and 5,000,000 are shares of preferred stock. As of the date hereof, 62,583,074 shares of Republic Common Stock are validly issued and outstanding, fully paid, and non-assessable, and no shares of preferred stock are issued or outstanding. Not more than 40,000,000 shares of Republic Common Stock have been reserved for issuance as of the date hereof pursuant to various stock option plans, warrants, and pending contracts for business acquisitions, and no other shares of Common Stock and no shares of preferred stock, or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating Republic to issue or sell any other shares of Republic Common Stock or preferred stock, are outstanding or have been authorized, as of the date hereof. All issued and outstanding shares of capital stock of the Republic Merger Subs are owned beneficially and of record by Parent. No other shares of capital stock of the Republic Merger Subs or any rights, options, warrants, convertible securities, subscription rights or other agreements or commitments of any kind obligating any of the Republic Merger Subs to issue or sell other such shares are outstanding or have been authorized.

         2.9 SEC REPORTS AND NASDAQ COMPLIANCE. Since January 1, 1995, Republic has made all filings (the "SEC Reports") required to be made by it under the Securities Act, the Exchange Act and the securities laws of any state, and any rules and regulations promulgated thereunder and pursuant to any Requirements of Law. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other Requirements of Law. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. Republic has delivered or made accessible to the Shareholders true, accurate and complete copies of the SEC Reports, as amended, which were filed with the SEC since January 1, 1995, and as in effect as of the date hereof. Republic has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Republic Common Stock for trading on the NASDAQ Stock Market under all currently effective and currently proposed inclusion requirements.

         2.10 GOVERNING DOCUMENTS. Republic has delivered or made available to the Shareholders true, accurate and complete copies of the Certificate of Incorporation and Bylaws of Republic in effect as of the date hereof.

         2.11 FINANCIAL STATEMENTS. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Republic as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of Republic for the periods or as of the dates therein set forth in accordance with GAAP consistently applied during the periods involved.

         2.12 CHANGES SINCE JUNE 30, 1995. Since June 30, 1995, (i) there has been no Material Adverse Change in Republic, and (ii) there has not been any direct or indirect redemption, purchase or other acquisition by Republic of any Republic Common Stock, or any declaration, setting aside or payment of any dividend or other distribution by Republic in respect of the Republic Common Stock.


                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                                THE SHAREHOLDERS

         As a material inducement to Republic to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Shareholders jointly and severally makes the following representations and warranties to
Republic:

         3.1 CORPORATE STATUS. Each of the Duncan Companies and ADC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. None of the Duncan Companies and ADC is legally qualified to transact business as a foreign corporation in any other jurisdictions as the nature of its properties and the conduct of its business does not require such qualification and failure to so qualify would not have a Material Adverse Effect on any of the Duncan Companies or ADC. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Duncan Companies or ADC.

         3.2 POWER AND AUTHORITY. Each of the Duncan Companies and ADC has the power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. Each of the Duncan Companies and ADC has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders are individuals residing in, or is a trust formed under the laws of, the State of Texas, except for George Martin Duncan and Melinda Duncan Vince who are individuals residing in the State of Louisiana. Each of the Shareholders has the requisite competence and authority to execute and deliver this Agreement, to perform his, her or its respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Duncan Companies, ADC and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 CAPITALIZATION. Schedule 3.4 sets forth, with respect to each of the Duncan Companies and ADC, (a) the number of authorized shares of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, and (c) the number of shares of each class of its capital stock which are held in treasury. All of the issued and outstanding shares of capital stock of each of the Duncan Companies and ADC (a) have been duly authorized and validly issued and are fully paid and non-assessable, (b) were issued in compliance with all applicable state and federal securities laws, and (c) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth in Schedule 3.4, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of each of the Duncan Companies and ADC, and no such rights arise by virtue of or in connection with the transactions contemplated hereby; and, to the extent permitted by law, each of the Shareholders has waived (or hereby waives) any and all such preemptive rights and rights of first refusal. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require any of the Duncan Companies or ADC to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to any of the Duncan Companies or ADC. There are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of any of the Duncan Companies or ADC. None of the Duncan Companies or ADC is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         3.5 SHAREHOLDERS. Schedule 3.5 sets forth, with respect to each of the Duncan Companies and ADC, (a) the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned by, each shareholder of record as of the close of business on the date of this Agreement; and (b) the name, address and federal taxpayer identification number of, and number of shares of each class of its capital stock beneficially owned by, each beneficial owner of outstanding shares of capital stock (to the extent that record and beneficial ownership of any such shares are different). The Shareholders constitute all of the holders of all issued and outstanding shares of capital stock of all of the Duncan Companies, and each of the Shareholders owns such shares as is set forth on
Schedule 3.5, and JCD owns the issued and outstanding shares of capital stock of ADC, free and clear of all Liens, restrictions and claims of any kind, except as set forth on Schedule 3.5, and all Liens noted on Schedule 3.5 shall be released at or prior to the Closing.

         3.6 NO VIOLATION. Except as set forth on Schedule 3.6, the execution and delivery of this Agreement by each of the Duncan Companies, ADC and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of any of the Duncan Companies or ADC; (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the Duncan Companies or ADC or any of the Shareholders; (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against any of the Duncan Companies or ADC or any of the Shareholders, except to the extent such a default would not result in Material Adverse Effect; (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any of the Duncan Companies or ADC; or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any applicable filings required under the HSR Act and any SEC and other filings required to be made by the Republic Companies, or except to the extent failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not result in Material Adverse Effect, or would not preclude the Mergers from being consummated in accordance with this Agreement.

         3.7 RECORDS OF THE COMPANY. The copies of the respective articles of incorporation and bylaws of the Duncan Companies and ADC which were provided to Republic are true, accurate and complete and reflect all amendments made through the date of this Agreement. True and correct copies of the minute books for the Duncan Companies and ADC were made available to Republic for review. Since July 1, 1993, all material corporate actions taken by any of the Duncan Companies and ADC have been duly authorized or ratified. The stock ledgers of the Duncan Companies and ADC, as previously made available to Republic, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Duncan Companies and ADC, respectively.

         3.8 SUBSIDIARIES. Except for ADC, which is a wholly-owned subsidiary of JCD, and as otherwise set forth on Schedule 3.8, none of the Duncan Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         3.9 FINANCIAL STATEMENTS. The Shareholders have delivered to Republic the combined financial statements as of June 30, 1995 and 1994 of the Duncan Companies and ADC (excluding only PI, PII, EETL I, and EETL II), including the notes thereto, audited by Hendrix Sutton & Associates, L.L.P. (collectively, the "Financial Statements"), a copy of which is attached to
Schedule 3.9 hereto. The combined balance sheet dated as of June 30, 1995 included in the Financial Statements is referred to herein as the "Current Balance Sheet". The Financial

Statements fairly present the combined financial position of the Duncan Companies and ADC (except for PI, PII, EETL I, and EETL II) at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of the Duncan Companies and ADC fully and fairly reflect all of their respective transactions, properties, assets and liabilities. The balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         3.10 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as disclosed in Schedule 3.10 and/or 4.1, since the date of the Current Balance Sheet, none of the Duncan Companies or ADC has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons;
(iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $50,000 in the aggregate out of the ordinary course of business, except for this Agreement and the transactions contemplated hereby;
(viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $50,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, cancelled, compromised or released any rights having a value in excess of $50,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice; (xiii) entered into any transaction with any Affiliate other than intercompany transactions in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement, except in the ordinary course of business consistent with past practices; (xv) terminated, amended or modified any agreement involving an amount in excess of $50,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which is due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution other than in the ordinary course of business consistent with past practice; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on the Company; or (xx) agreed to do or authorized any of the foregoing.

         3.11
              LIABILITIES OF THE COMPANY. Except as set forth on Schedule 3.11, the Duncan Companies and ADC do not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected or taken into account in the Current

Balance Sheet and not heretofore paid or discharged, (b) to the extent specifically set forth in or incorporated by express reference in any of the Schedules attached hereto, (c) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), (d) normal accruals, reclassifications, and audit adjustments which would be reflected on an audited financial statement and which would not be material in the aggregate, (e) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not recorded thereon and (f) other liabilities or obligations which, individually or in the aggregate, will not result in a Material Adverse Effect.

         3.12 LITIGATION. Except as set forth on Schedule 3.12, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or to the knowledge of the Shareholders threatened, anticipated or contemplated against, by or affecting any of the Duncan Companies or ADC, or any of their respective properties or assets, or the Shareholders, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and, to the knowledge of the Shareholders, there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Duncan Companies or ADC is or was a party which have not been complied with in full or which continue to impose any material obligations on the Duncan Companies or ADC.

3.13      ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 3.13:

                   (a) The Company is and has at all times been in compliance in all material respects with all Environmental, Health and Safety Laws (as defined herein) governing its business, operations, properties and assets, including, without limitation, Environmental, Health and Safety Laws with respect to discharges into the ground water, surface water and soil, emissions into the ambient air, and generation, accumulation, storage, treatment, transportation, transfer, labeling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances (as defined herein), or other Waste (as described herein). The Company is not currently liable for any penalties, fines or forfeitures for failure to comply with any Environmental, Health and Safety Laws. The Company is in compliance in all material respects with all notice, record keeping and reporting requirements of all Environmental, Health and Safety Laws, and has complied with all informational requests or demands arising under the Environmental, Health and Safety Laws.

                   (b) The Company has obtained, or caused to be obtained, and is in material compliance with, all material licenses, certificates, permits, approvals and registrations (collectively "Licenses") required by the Environmental, Health and Safety Laws for the ownership of its properties and assets and the operation of its business as presently conducted, including, without limitation, all air emission, water discharge, water use and solid waste, hazardous waste and other Waste generation, transportation, transfer, storage, treatment or disposal Licenses. There are no administrative or judicial investigations, notices, claims or other proceedings pending or threatened by any Governmental Authority or third parties against the Company, its businesses, operations, properties, or assets, which question the validity or entitlement of the Company to any License required by the Environmental, Health and Safety Laws for the ownership of each of the properties and assets of the Company and the operation of its business or wherein an unfavorable decision, ruling or finding could have a Material Adverse Effect on the Company.

                   (c) The Company has not received and is not aware of any non-compliance order, warning letter, notice of violation, claim, suit, action, judgment, or administrative or judicial proceeding pending against or involving the Company, its business, operations, properties, or assets, issued by any Governmental Authority or third party with respect to any Environmental, Health and Safety Laws in connection with the ownership by the Company of its properties or assets or the operation of its business, which has not been resolved to the satisfaction of the issuing Governmental Authority or third party, or which could have a Material Adverse Effect on the Company.

                   (d) The Company is in full compliance with, and is not in breach of or default under any applicable writ, order, judgment, injunction, governmental communication or decree issued pursuant to the Environmental, Health and Safety Laws and no event has occurred or is continuing which, with the passage of time or the giving of notice or both, would constitute such non-compliance, breach or default thereunder, or affect the Owned Properties or Leased Premises, except where the failure to so comply would not have a Material Adverse Effect on the Company.

                   (e) The Company has not generated, manufactured, used, transported, transferred, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed, nor has it allowed or arranged for any third parties to generate, manufacture, use, transport, transfer, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, nor has it performed, arranged for or allowed by any method or procedure such generation, manufacture, use, transportation, transfer, storage, treatment, spillage, leakage, dumping, discharge, release or disposal in contravention of any Environmental, Health and Safety Laws. The Company has not generated, manufactured, used, stored, handled, treated, spilled, leaked, dumped, discharged, released or disposed of, or allowed or arranged for any third parties to generate, manufacture, use, store, handle, treat, spill, leak, dump, discharge, release or dispose of, Hazardous Substances or other waste upon property owned or leased by it, except as permitted by law. For purposes of this Section 3.13, the term "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant, pollutant or constituent thereof, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which requires investigation or remediation under any

Environmental, Health and Safety Laws or which are or become regulated, listed or controlled by, under or pursuant to any Environmental Health and Safety Laws, including, without limitation, the United States Department of Transportation Table (49 CFR 172, 101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and any amendments thereto; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601, et seq. (hereinafter collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conversation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.
Section 6901 et seq. (hereinafter, collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, et seq.;
the Clean Water Act, as amended, 33 U.S.C. Section 1311, et seq.; the Clean
Air Act, as amended (42 U.S.C. Section 7401-7642); Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. Section 136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. Section 11001, et seq. (Title III of SARA) ("EPCRA"); the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Section 651, et seq. ("OSHA"); any similar state statute, or any future amendments to, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been or shall be determined or interpreted at any time by any Governmental Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree. For purposes of this Section 3.13, the term "Waste" shall be construed broadly to include agricultural wastes, biomedical wastes, biological wastes, bulky wastes, construction and demolition debris, garbage, household wastes, industrial solid wastes, liquid wastes, recyclable materials, sludge, solid wastes, special wastes, used oils, white goods, and yard trash.

                   (f) The Company has not caused, or allowed to be caused or permitted, either by action or inaction, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises.
There has not occurred, nor is there presently occurring, a Release or Discharge, or threatened Release or Discharge, of any Hazardous Substance on, into or beneath the surface of any parcel of the Owned Properties or the Leased Premises. For purposes of this Section, the terms "Release" and "Discharge" shall have the meanings given them in the Environmental, Health and Safety Laws.

                   (g) The Company has not generated, handled, manufactured, treated, stored, used, shipped, transported, transferred, or disposed of, nor has it allowed or arranged, by contract, agreement or otherwise, for any third parties to generate, handle, manufacture, treat, store, use, ship, transport, transfer or dispose of, any Hazardous Substance or other Waste to or at a site which, pursuant to CERCLA or any similar state law
(i) has been placed on the National Priorities List or its state equivalent; or
(ii) the Environmental Protection Agency or the relevant state agency has notified the Company that it has proposed or is proposing to place on the National Priorities List or its state equivalent. Neither the Company nor the Shareholders has received notice, and neither the Company nor the Shareholders has knowledge of any facts which could give rise to any notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA, RCRA or any other applicable Environmental Health and Safety Laws. The Company has not submitted nor was required to submit any notice pursuant to Section 103(c) of CERCLA with respect to the Leased
Premises or the Owned Properties. The Company has not received any written or oral request for information in connection with any federal or state environmental cleanup site or in connection with any of the real property or premises where the Company has transported, transferred or disposed of other Wastes. The Company has not been required to and has not undertaken any response or remedial actions or clean-up actions of any kind at the request of any Governmental Authorities or at the request of any other third party. The Company has no liability under any Environmental, Health and Safety Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                   (h) The Company does not use, nor has it used, any Aboveground Storage Tanks or Underground Storage Tanks, and there are not now nor have there ever been any Underground Storage Tanks on the Leasehold Premises or the Owned Properties. For purposes of this Section 3.13, the terms "Aboveground Storage Tanks" and "Underground Storage Tanks" shall have the meanings given them in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks or Underground Storage Tanks.

                   (i) As used in this Agreement, "Environmental, Health and Safety Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings, and changes or ordinances or judicial or administrative interpretations thereof, any of which govern (or purport to govern) or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, plans, injunctions, decrees, rulings and changes or ordinances, or judicial or administrative interpretations thereof, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA.

                   (j) Schedule 3.13 identifies the operations and activities, and locations thereof, which have been conducted and are being conducted by the Company on any of the Owned Properties or the Leased Premises which have involved the generation, accumulation, storage, treatment, transportation, labelling, handling, manufacturing, use, spilling, leaking, dumping, discharging, release or disposal of Hazardous Substances.

                   (k) Notwithstanding the potential claims concerning possible soil or groundwater contamination associated with the City of San Angelo's municipal landfill operated by Trashaway ("San Angelo Municipal Landfill"), the Company has and shall have no liability to any Governmental Authority or third party based on any claim of any nature whatsoever relating to or arising out of any such soil or groundwater contamination, and the Company has and shall have no obligation, under operation of law or by contract or in tort or otherwise, to pay or incur any costs or expenses of any nature whatsoever relating to or arising out of the evaluation and/or remediation of such soil or groundwater contamination, which may exist or has occurred, or be associated with, or has been or is being caused by the operations of, or is the result of releases, discharges and/or leaks at, the San Angelo Municipal Landfill, and payment of any and all such costs and expenses shall be the sole and exclusive responsibility, liability and obligation of the City of San Angelo, Texas, without any claim of contribution against or other right to seek redress from the Company with respect to such groundwater contamination.

                   (l) As used in this Section 3.13, the term "the Company" is deemed to refer to any and all of the Duncan Companies and ADC and their Affiliates.

         3.14      REAL ESTATE

                   (a) None of the Duncan Companies or ADC own any real property or any interest therein except as set forth on Schedule 3.14(a) (the "Owned Properties"), which Schedule sets forth the location of each of the Owned Properties. Except as set forth on Schedule 3.14(a), with respect to each such parcel of Owned Property:

                (i) One of the Duncan Companies or ADC has good title to the parcel of Owned Property, free and clear of any Lien other than
         (x) liens for real estate taxes not yet due and payable; (y) recorded easements, covenants, and other restrictions which do not impair the current use, occupancy or value of the property subject thereto, and
         (z) encumbrances and restrictions described in the title insurance policies listed on Schedule 3.14(a), all of which policies have been delivered or made available to Republic by the Duncan Companies;

                (ii) there are no pending or, threatened condemnation proceedings, suits or administrative actions relating to the Owned Properties or other matters affecting adversely the current use, occupancy or value thereof;

                (iii) the legal descriptions for the parcels of Owned Property contained in the deeds thereof describe such parcels fully and adequately; the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, local comprehensive plan provisions, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), building code requirements, permits, licenses or other forms of approval by any Governmental Authority, and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and the Owned Properties are not located within any flood plain

         (such that a mortgagee would require a mortgagor to obtain flood insurance) or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                (iv) all facilities have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in accordance with applicable laws, ordinances, rules and regulations;

                (v) there are no Contracts granting to any party or parties the right of use or occupancy of any portion of the parcels of Owned Property, except as set forth on Schedule 3.14(a), the Financial Statements, or one of the other Schedules to this Agreement;

                (vi) there are no outstanding options or rights of first refusal to purchase the parcels of Owned Property, or any portion thereof or interest therein;

                (vii) there are no parties (other than the Duncan Companies and ADC and its Affiliates) in possession of the parcels of Owned Property, other than tenants under any leases disclosed in Schedule 3.14(a) who are in possession of space to which they are entitled;

                (viii) all facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the operation of such facilities; and

                (ix) all improvements and buildings on the Owned Property are in good repair and are safe for occupancy and use.

                   (b) Schedule 3.14(b) sets forth a list of all leases, licenses or similar agreements ("Leases") to which any of the Duncan Companies or ADC is a party (copies of which have previously been furnished to Republic), in each case, setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the legal description, including street address, of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"). The Leases are in full force and effect and have not been amended except as set forth on Schedule 3.14(b), and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. There is no breach or anticipated breach by any other party to such Leases.

         3.15      GOOD TITLE TO AND CONDITION OF ASSETS

                   (a) The Duncan Companies and ADC have good title to all of their respective Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of the Duncan Companies and ADC, other than the Owned Properties and the Leased Premises, whether personal or mixed, tangible or intangible, wherever located.

                   (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of the Duncan Companies or ADC are in good operating condition, normal wear and tear excepted, and have been maintained in all material respects in accordance with all applicable manufacturer's specifications and warranties. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures used by or located on the premises of any of the Duncan Companies or ADC or set forth on the Current Balance Sheet or acquired by any of the Duncan Companies or ADC since the date of the Current Balance Sheet. Schedule 3.15 lists the vehicles owned, leased or used by the Duncan Companies and ADC.

         3.16      COMPLIANCE WITH LAWS.

                   (a) Each of the Duncan Companies and ADC is and has been in compliance in all material respects with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets, the Owned Properties and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past). Except as set forth on Schedule 3.16, none of the Duncan Companies or ADC has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened except to the extent such a failure to comply would, or does, not result in a Material Adverse Effect.

                   (b) None of the Duncan Companies, ADC or any of their employees or agents, has made any payment of funds in connection with their business which is prohibited by law, and no funds have been set aside to be used in connection with their business for any payment prohibited by law.

                   (c) None of the Duncan Companies or ADC is subject to any decree or injunction or material Contract in which any such company is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.17 LABOR AND EMPLOYMENT MATTERS. Schedule 3.17 sets forth the name, social security number and current rate of compensation of each of the employees of the Duncan Companies and ADC. None of the Duncan Companies or ADC is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of the Duncan Company or ADC into one or more collective bargaining units. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the business of the Duncan Companies or ADC or which may interfere with their continued operations. None of the Duncan Companies or ADC nor any agent, representative or employee thereof has within the last 24 months committed any unfair labor practice as defined in the National Labor Relations Act, as amended, and there is no pending or threatened charge or complaint against any of the Duncan Companies or ADC by or with the National Labor Relations Board or any representative thereof. There has been no strike, walkout or work stoppage involving any of the employees of the Duncan Companies or ADC during the 24 months prior to the date hereof. None of the Shareholders is aware that any executive or key employee or group of employees has any plans to terminate his, her or their employment with any of the Duncan Companies or ADC as a result of the Mergers or otherwise. Schedule 3.17 contains information about each contract, agreement or plan of the following nature, whether formal or informal, and whether or not in writing, to which any of the Duncan Companies or ADC is a party or under which any of them has an obligation: (i) employment agreements, (ii) employee handbooks, policy statements and similar plans, (iii) noncompetition agreements and (iv) consulting agreements. Each of the Duncan Companies and ADC has complied in all material respects with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, and the Americans with Disabilities Act, as amended.

         3.18      EMPLOYEE BENEFIT PLANS.

                   (a) Employee Benefit Plans. Schedule 3.18 contains a description of each employee benefit plan or arrangement of the Duncan Companies and ADC, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of any of the Duncan Companies or ADC participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Republic).

                   (b) Compliance with Law. With respect to each Employee Benefit Plan (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened;
(iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" or "reportable event" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                   (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a): (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Republic, that such plans are qualified and exempt from federal income taxes; and (ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs.

                   (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan")
(i) all contributions required to be made with respect to employees of any of the Duncan Companies or ADC have been timely paid; (ii) none of the Duncan Companies or ADC have incurred or are expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by the Agreement or otherwise); and (iii) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                   (e) Welfare Plans. Other than as disclosed in Schedule 3.18, (i) none of the Duncan Companies or ADC are obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan"), whether or not disclosed in Schedule 3.18, to provide medical or death benefits with respect to any employee or former employee of any of the Duncan Companies, ADC, or their predecessors after termination of employment; and (ii) each of the Duncan Companies and ADC has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and, will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

         3.19 TAX MATTERS. Except as set forth in Schedule 3.19 hereto, all Tax Returns required to be filed prior to the date hereof with respect to each of the Duncan Companies or ADC or any of their income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. All Taxes due and payable by or with respect to each of the Duncan Companies and ADC have been paid or are accrued on the Current Balance Sheet or will be accrued on their books and records as of the Closing. Except as set forth in Schedule
3.19 hereto: (i) with respect to each taxable period of the Duncan Companies and ADC, either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against any of the Duncan Companies or ADC; (iii) none of the Duncan Companies or ADC have consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) none of the Duncan Companies or ADC have requested or been granted an extension of the time for filing any Tax Return to a date later than the Effective Time; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to any of the Duncan Companies or ADC regarding Taxes; (vi) none of the Duncan Companies or ADC has made an election or filed a consent under
Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Effective Time; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of any of the Duncan Companies or ADC; (viii) none of the Duncan Companies or ADC has made any payments, and none is or will become obligated (under any contract entered into on or before the Effective Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); and (ix) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the Duncan Companies and ADC for the past three years have been furnished or made available to Republic.

         3.20 INSURANCE. Each of the Duncan Companies and ADC is covered by valid, outstanding and enforceable policies of insurance (including all amendments, endorsements and riders thereto) issued to them by reputable insurers covering their respective properties, assets and businesses against risks of the nature normally insured against by corporations in the same or similar lines of business and in coverage amounts typically and reasonably carried by such corporations (the "Insurance Policies"). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. As of the Effective Time, each of the Insurance Policies will be in full force and effect. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. Each of the Duncan Companies and ADC have complied with the provisions of such Insurance Policies.
Schedule 3.20 contains (i) a summary description of all Insurance Policies (copies of which have been provided to Republic) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $50,000 that relates to loss or damage to the properties, assets or businesses of any of the Duncan Companies or ADC. None of the Duncan Companies or ADC have failed to give, in a timely manner, any notice required under any of the Insurance Policies to preserve their rights thereunder.

         3.21      RECEIVABLES.   All of the Receivables (as hereinafter
defined) are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of the Duncan Companies and ADC. Substantially all of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables in all material respects (and in any event within six months following the Closing), without setoff or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Duncan Companies and ADC, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable.

         3.22 LICENSES AND PERMITS. Each of the Duncan Companies and ADC possess all material licenses and required governmental or official approvals, permits or authorizations (collectively, the "Permits") for their respective businesses and operations, including with respect to the operation of each of the Owned Properties and Leased Premises. All such Permits are valid and in full force and effect in all material respects, each of the Duncan Companies and ADC is in material compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them. None of such Permits is or will be impaired or in any way affected by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 ADEQUACY OF THE ASSETS; RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. The Assets, Owned Properties and Leased Premises constitute, in the aggregate, all of the assets and properties necessary for the conduct of the business of the Duncan Companies and ADC in the manner in which and to the extent to which such business is currently being conducted. No current supplier to the Duncan Companies or ADC of items essential to the conduct of their business will or has threatened to terminate its business relationship with them for any reason. Except as set forth on
Schedule 3.23, none of the Duncan Companies or ADC have any direct or indirect interest in any customer, supplier or competitor of any of the Duncan Companies or ADC, or in any person from whom or to whom any of the Duncan Companies or ADC leases real or personal property. Except as set forth on Schedule 3.23, no officer, director or shareholder of any of the Duncan Companies or ADC, nor any person related by blood or marriage to any such person, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with any of the Duncan Companies or ADC or has any interest in any property used by any of the Duncan Companies or ADC.

         3.24 INTELLECTUAL PROPERTY. Each of the Duncan Company and ADC has full legal right, title and interest in and to all trademarks, servicemarks, tradenames, copyrights, know-how, patents, trade secrets, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The conduct of the business of the Duncan Companies and ADC as presently conducted, and the unrestricted conduct and the unrestricted use and exploitation of the Intellectual Property, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. None of the Intellectual Property has ever been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

         3.25 CONTRACTS. Schedule 3.25 sets forth a description of each Contract to which any of the Duncan Companies or ADC is a party or by which any of them or their properties and assets are bound and which is material to their business, assets, properties or prospects (the "Designated Contracts"), true and correct copies of which have been provided to Republic. The copy of each Designated Contract furnished to Republic is a true and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. Except as set forth on Schedule 3.25, none of the Duncan Companies or ADC has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and all of the covenants to be performed by any other party thereto have been fully performed and there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. Except as set forth on
Schedule 3.25, no event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a material default by any of the Duncan Companies or ADC under any Designated Contract, and no such event has occurred which constitutes or would constitute a material default by any other party. None of the Duncan Companies or ADC is subject to any liability or payment resulting from renegotiation of amounts paid it under any Designated Contract. As used in this Section, Designated Contracts shall include, without limitation, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating any of the Duncan Companies or ADC to provide products or services for a period of one year or more, excluding standard waste collection and disposal contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Duncan Companies and ADC in the ordinary course of their business; (c) leases of real property, and leases of personal property not cancelable without penalty on notice of sixty (60) days or less or calling for payment of an annual gross rental exceeding Fifty Thousand Dollars ($50,000.00); (d) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to same; (e) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements and any other agreements relating to any employee, officer or director of any of the Duncan Companies or ADC; (f) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (g) any Contract relating to pending capital expenditures by any of the Duncan Companies or ADC; and (h) other material Contracts or understandings, irrespective of subject matter and whether or not in writing, not entered into in the ordinary course of business by any of the Duncan Companies or ADC and not otherwise disclosed on the Schedules.

         3.26 CUSTOMER LISTS AND RECURRING REVENUE. Schedule 3.26 is a true, correct and complete list of each municipality, county or city (collectively, the "Customers") which has entered into existing valid and enforceable long-term (i.e., more than one year) waste collection and disposal, recycling or other franchises or agreements with any one or more of the Duncan Companies or ADC. True, correct and complete copies of such franchises and agreements, and any ordinances relating thereto, have been furnished by the Shareholders to Republic. Other than the Customers listed on
Schedule 3.26, no customer of any of the Duncan Companies or ADC as of the date of this Agreement accounts for more than 1% of their combined annual revenue.
Schedule 3.26 sets forth each Customer's name, term of franchise or agreement, and type of service.

         3.27 ACCURACY OF REPRESENTATION FURNISHED BY THE SHAREHOLDERS. To the knowledge of the Shareholders, no representation made by the Shareholders to Republic in this Agreement, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the representation not misleading. The Shareholders have provided Republic with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         3.28 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders is acquiring the Republic Shares hereunder for his, her or its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Republic Shares, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with Republic and has had the opportunity to obtain such information pertaining to the Republic Companies as has been requested, including but not limited to filings made by Republic with the SEC under the Exchange Act. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Republic Shares.

         3.29 BUSINESS LOCATIONS. As of the date hereof, the Duncan Companies and ADC have no office or place of business other than as identified on Schedules 3.14(a) and 3.14(b) and each of the Duncan Companies' and ADC's principal places of business and chief executive offices (as such terms are used in subsection 9-401 of the Uniform Commercial Code as enacted in the State of Texas as of the date hereof) are indicated on Schedule 3.14(a) or 3.14(b), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Duncan Companies and ADC are located as of the date hereof are fully identified on Schedules 3.14(a) and 3.14(b).

         3.30 NAMES; PRIOR ACQUISITIONS. All names under which any of the Duncan Companies and ADC does business as of the date hereof are specified on
Schedule 3.30. Except as set forth on Schedule 3.30, none of the Duncan Companies or ADC has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.31 NO COMMISSIONS. Except for Bear Stearns & Co. being retained as financial advisors to the Duncan Companies and ADC, none of the Duncan Companies or ADC or Shareholders has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         4.1 CONDUCT OF BUSINESS BY THE DUNCAN COMPANIES PENDING THE MERGERS. Except as set forth on Schedule 4.1, each of the Duncan Companies covenants and agrees that, between the date of this Agreement and the Effective Time, the business of the Duncan Companies and ADC shall be conducted only in, and the Duncan Companies and ADC shall not take any material action except in, the ordinary course of business, consistent with past practice. Each of the Duncan Companies and ADC shall use their reasonable best efforts to preserve intact their respective business organizations, to keep available the services of their current officers, employees and consultants, and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, each of the Duncan Companies and ADC shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Republic (such consent not to be unreasonably withheld):

                (a) amend or otherwise change its articles of incorporation or bylaws or equivalent organizational documents, except to remove restrictions on transferability of shares;

                (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it or (ii) any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice;

                (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                (e) (i) acquire (including, without limitation, for cash or shares of stock), by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof or any assets, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, or (iii) enter into any Contract other than in the ordinary course of business, consistent with past practice;

                (f) increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                (h) except for payment of fees of financial advisors, attorneys and accountants and of filing fees under the HSR Act in connection with the transactions contemplated by this Agreement, pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                (i) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably result in any material loss of customers through non-renewal or termination of service contracts or other causes; or

                (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article III untrue or incorrect.


                                  ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         5.2 COMPLIANCE WITH COVENANTS. The Shareholders shall use their reasonable best efforts to cause the Duncan Companies and ADC to comply with all of the respective covenants of the Duncan Companies and ADC under this Agreement.

         5.3 COOPERATION. Each of the parties agrees to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation or the rules of any exchange on which the Republic Common Stock is listed or the Nasdaq Stock Market in connection with the transactions contemplated by this Agreement and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         5.4       HSR ACT AND OTHER ACTIONS.  Each of the parties hereto shall
(i) make promptly (and in no event later than five (5) business days following the date hereof) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated herein, including, without limitation, using its best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with any of the Duncan Companies or ADC as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         5.5       ACCESS TO INFORMATION.   From the date hereof to the
Effective Time, each of the Duncan Companies and ADC shall (and shall cause its and their directors, officers, employees, auditors, counsel and agents) to afford Republic and Republic's officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its and their properties, offices, and other facilities, to its and their officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested. No information provided to or obtained by Republic shall affect any representation or warranty in this Agreement.

         5.6 NOTIFICATION OF CERTAIN MATTERS. The Shareholders shall give prompt notice to Republic of the occurrence or non-occurrence of any event which would likely cause any representation or warranty contained herein to be untrue or inaccurate in any material respect, or any covenant, condition, or agreement contained herein not to be complied with or satisfied in all material respects.

         5.7 TAX TREATMENT. Republic, the Duncan Companies and the Shareholders will use their respective best efforts to cause the Mergers to qualify as reorganizations under the provisions of Section 368(a) of the Code and will not take any action after the Mergers are effected to cause the Mergers to lose their tax-free status. All parties hereto agree to file the Plans of Merger with their respective federal income tax returns for the year in which the Mergers are effective, and to comply with the reporting requirements of Treasury Regulation 1.368-3.

         5.8 CONFIDENTIALITY; PUBLICITY. Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party hereto or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement or the subject matter or terms hereof without the prior consent of the other parties hereto. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Republic may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange (in which case Republic will consult with Robert Duncan or another officer of JCD prior to making such disclosure).

         5.9 NO OTHER DISCUSSIONS. The Duncan Companies, the Shareholders, and their respective Affiliates, employees, agents and representatives will not (i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of any of the Duncan Companies or ADC (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Shareholders will immediately notify Republic if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         5.10 RESTRICTIVE COVENANTS. In order to assure that Republic will realize the benefits of the Mergers and in consideration of being employed by the Duncan Companies and/or Republic after completion of the Merger, each of Robert C. Duncan and Dan R. Duncan jointly and severally agrees with Republic that he will not for a period of three years from the later of the Effective Time or the date he ceases to be an employee of the Duncan Companies and/or
Republic:

                (a) directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the State of Texas which is directly or indirectly in competition with the business conducted by the Duncan Companies or ADC at the Effective Time; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section Rider 5.10(a) and provided, further, that Robert C. Duncan and Dan R. Duncan may continue to engage in the ownership and operation of businesses engaged in liquid waste hauling, portable toilets, and trash bags, through Alco Environmental, Inc., Duncan Distributing, Inc. or other entities controlled by them;

                (b) directly or indirectly (i) induce any Person which is a customer of any of the Duncan Companies or ADC at the Effective Time to patronize any business directly or indirectly in competition with the business conducted by any of the Duncan Companies or ADC; (ii) canvass, solicit or accept from any Person which is a customer of any of the Duncan Companies or ADC, any such competitive business, or
         (iii) request or advise any Person which is a customer of any of the Duncan Companies or ADC at the Effective Time to withdraw, curtail or cancel any such customer's business with the Duncan Companies, ADC or their successors;

                (c) directly or indirectly employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by any of the Duncan Companies or ADC at or within six months prior to the Effective Time, or in any manner seek to induce any such person to leave his or her employment;

                (d) directly or indirectly, at any time following the Effective Time, in any way utilize, disclose, copy, reproduce or retain in his possession any of the Duncan Companies' or ADC's proprietary rights or records, including, but not limited to, any of their customer lists.

Robert C. Duncan and Dan R. Duncan agree and acknowledge that the restrictions contained in this Section 5.10 are reasonable in scope and duration and are necessary to protect Republic after the Effective Time. If any provision of this Section as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to Republic and upon breach of any provision of this Section, Republic shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which Republic may have (including, without limitation, the right to seek monetary damages).

         5.11 ENVIRONMENTAL ASSESSMENT. Republic shall be entitled to have conducted prior to Closing an environmental assessment of the Owned Properties and Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Owned Property or Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of the Duncan Companies and ADC. The Shareholders shall provide Republic or its designated agents or consultants with the access to such property which Republic, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental contamination which requires remediation or further evaluation under the Environmental, Health, and Safety Laws or if the results of the Environmental Assessment are otherwise not satisfactory to Republic in its sole discretion, then (i) Republic may elect not to close the transactions contemplated by this Agreement, or (ii) Republic may require the costs of such remediation and evaluation shall be considered to be Indemnifiable Damages under Article IX hereunder in which case the Shareholders may elect not to close the transactions contemplated by this Agreement. Republic's failure or decision not to conduct any such Environmental Assessment shall not affect any representation or warranty of the Shareholders under this Agreement.

         5.12 RELEASE OF GUARANTEES. After the Closing, Republic covenants and agrees to take promptly all action necessary to cause any and all personal guarantees by any of the Shareholders of any indebtedness for borrowed money of any of the Duncan Companies and ADC to be released by the holder(s) of such guarantees.

         5.13 TRADING IN REPUBLIC COMMON STOCK. Except as otherwise expressly consented to by Republic, from the date of this Agreement until the Effective Time, none of the Duncan Companies, ADC or the Shareholders (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Republic Common Stock in any transactions effected on the Nasdaq Stock Market, the Toronto Stock Exchange or otherwise.

         5.14 EARNINGS RELEASE. Republic agrees to issue a press release reporting the earnings of the combined operations of Republic and the Duncan Companies as promptly as possible after the first calendar quarter end subsequent to the Effective Date which quarter contains at least thirty days of combined operations.

         5.15 EXTRANEOUS ASSETS. On or prior to the Closing Date, the Shareholders of Trashaway, Wes Tex, and EETL II shall have certain of their shares redeemed and in exchange such corporations shall transfer those certain assets listed on Exhibit "A" to Schedule 4.1 (the "Extraneous Redemption Assets") to such Shareholders, on an "as is, where is" basis with no warranties (other than in connection with title transfers). On or prior to the Closing Date, JCD shall sell and certain of the Shareholders shall purchase from JCD those certain assets listed on Exhibit "B" to Schedule 4.1 (the "Extraneous Purchased Assets"), on an "as is, where is" basis with no warranties (other than in connection with title transfers), which includes the 6 D Ranch and related ranch equipment, a personal residence in San Angelo, Texas, and all amounts recorded on the books of JCD as "Advances to affiliates", for an aggregate purchase price of Three Million Three Hundred Seventy-Eight Thousand One Hundred Sixty-Six and 84/100 Dollars ($3,378,166.84) (the "Extraneous Assets Purchase Price"). On the Closing Date or earlier date of the sale by JCD to such Shareholders of the Extraneous Purchased Assets, the Shareholders purchasing the Extraneous Purchased Assets shall execute and deliver to JCD one or more promissory notes payable to JCD in the aggregate principal amount equal to the Extraneous Assets Purchase Price (the "Notes"). The Notes shall bear interest at the rate of eight percent (8%) per annum on the principal amounts outstanding thereunder from the date of such sale until such date as is thirty
(30) days subsequent to the date on which Republic issues the earnings release referred to in Section 5.14 (the "Due Date"), and if the full amount of all principal and accrued interest is not paid in full on the Due Date to JCD by the makers of the Notes, then the Notes shall be in default and the unpaid amounts shall thereafter bear interest at the maximum lawful rate until such amounts and all such default interest is paid in full. The Notes may be prepaid prior to the Due Date, in whole or in part, without penalty or premium.
Payment of any of the Notes which is not executed and delivered by Robert C. Duncan or Dan R. Duncan shall be personally guaranteed by Robert C. Duncan to JCD.

         5.16 EMPLOYMENT OF OFFICERS. Republic agrees to cause the Duncan Companies to continue to employ, at the same base salary levels as were in effect on June 30, 1995, all officers and key management personnel of the Duncan Companies who are not Shareholders, for a period of at least twelve months following the Closing Date, provided that except for the obligations to be undertaken pursuant to the Rabbi Trust described in Schedule 4.1, various benefits and "perqs" payable or granted to such officers may be changed or eliminated to conform to Republic's policies, on a basis and in a manner comparable to that of similarly situated officers of other comparable waste collection subsidiaries of Republic, including the elimination or reduction of cash compensation otherwise payable as an annual or special bonus, and the inclusion of such officers as participants in Republic's stock option plans. The personnel covered by this convenant are those listed on Schedule 4.1, Debra A. Duncan, Donald Foard, Dan Springfield and Jackie Reid.


                                   ARTICLE VI

            CONDITIONS TO THE OBLIGATIONS OF THE REPUBLIC COMPANIES

         The obligations of the Republic Companies to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Republic Companies:


         6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Duncan Companies and the Shareholders shall have performed and complied with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Duncan Companies and the Shareholders shall have delivered to the Republic Companies a certificate, dated as of the Effective Time, duly signed (in the case of each of the Duncan Companies, by its Chief Executive Officer and Chief Financial Officer), certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         6.2 NO MATERIAL ADVERSE CHANGE OR DESTRUCTION OF PROPERTY. Between the date hereof and the Effective Time, (i) there shall have been no Material Adverse Change to any of the Duncan Companies or ADC, (ii) there shall have been no adverse federal, state or local legislative or regulatory change affecting in any material respect the services, products or business of any of the Duncan Companies or ADC, and (iii) none of the properties and assets of any of the Duncan Companies or ADC shall have been damaged by fire, flood, casualty, act of God or the public enemy or other cause (regardless of insurance coverage for such damage) which damages may have a Material Adverse Effect thereon, and there shall have been delivered to the Republic Companies a certificate to that effect, dated the Effective Time and signed by or on behalf of the Duncan Companies.

         6.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to the Republic Companies (i) copies of the articles of incorporation and bylaws of each of the Duncan Companies and ADC as in effect immediately prior to the Effective Time, (ii) copies of resolutions adopted by the Board of Directors and shareholders of each of the Duncan Companies and ADC authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each of the Duncan Companies and ADC issued by the Secretary of State of the State of Texas and each other state in which such companies are qualified to do business as of a date not more than thirty days prior to the Effective Time, certified in each case as of the Effective Time by the Secretary of each such company as being true, correct and complete.

         6.4 OPINION OF COUNSEL. The Republic Companies shall have received an opinion dated as of the Effective Time from counsel for the Duncan Companies and the Shareholders, in form and substance acceptable to the Republic Companies, to the effect that:

                            (i) each of the Duncan Companies and ADC is a corporation duly organized and existing and in good standing under the laws of the State of Texas and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                           (ii) each of the Duncan Companies and ADC has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Mergers;


                          (iii) All issued and outstanding shares of capital stock of each of the Duncan Companies and ADC are owned as set forth on Schedule 3.5 hereto;

                           (iv) Except as set forth in Schedule 3.12, such counsel does not know of any litigation, proceeding or investigation pending or threatened which might result in any material adverse change in the properties, business or prospects or in the condition of the Duncan Companies or ADC, or which questions the validity of this Agreement;

                           (v) Such counsel does not know of any event has occurred or state of facts which exists which would constitute a breach of any of the representations and warranties made by the Shareholders pursuant to Article III of this Agreement;

                           (vi) This Agreement is a valid and binding obligation of each of the Duncan Companies, ADC and the Shareholders, and enforceable against each of the Duncan Companies and the Shareholders in accordance with its terms, except as enforcement may be limited by general equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally.

         6.5 CONSENTS. The Duncan Companies and ADC shall have received consents to the transactions contemplated hereby and waivers of rights or obligations of the Duncan Companies or ADC from any person, including any of the Customers (specifically including without limitation the City of Grand Prairie), from whom such consent or waiver is required under any Designated Contract or instrument as of a date prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify any material rights or obligations of the Duncan Companies or ADC from any person, including any of the Customers (specifically including without limitation the City of Grand Prairie), from whom such consent or waiver is required under any Designated Contract or instrument as of a date prior to the Effective Time, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law. In addition, ADC shall have received a written waiver, consent or modification of or relating to its franchise agreement with the City of Arlington eliminating or modifying to Republic's satisfaction the requirement thereof that particular individuals at all times remain as an officer of ADC, without imposing any similar requirement relating to personal services to be provided under such franchise by Robert C. Duncan or Dan R. Duncan or any other individual.

         6.6 SECURITIES LAWS. Republic shall have received all necessary consents and otherwise complied with any state Blue Sky or securities laws applicable to the issuance of the Republic Shares, in connection with the transactions contemplated hereby.

         6.7 POOLING LETTERS. Republic shall have received a copy of a letter from Hendrix Sutton & Associates, LLP, independent certified public accountants for the Duncan Companies, dated the Effective Time, and addressed to the Duncan Companies, in form and substance acceptable to Republic, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Duncan Companies and ADC which would, and the ownership structure and attributes of the Duncan Companies and ADC would not, proscribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests business combination. Republic shall have received from Arthur Andersen LLP, a letter dated the Effective Time, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the SEC.

         6.8 RULE 145 UNDERTAKINGS. At or prior to the Closing, the Shareholders shall have delivered to Republic a letter agreement relating to Rule 145 under the Securities Act and "pooling of interests" criteria, in form and substance satisfactory to the Republic Companies.

         6.9 DUNCAN COMPANIES STOCK. At the Closing, each of the Shareholders shall have delivered to Republic all certificates evidencing the shares of capital stock of any of the Duncan Companies held by him, her or it.

         6.10 STOCK POWERS. At the Closing, each of the Shareholders shall have delivered to Republic, for use in connection with the Held Back Shares, ten stock powers executed in blank, with signatures guaranteed.

         6.11 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or any other transaction contemplated hereby, and which, in the judgment of Republic, makes it inadvisable to proceed with the Mergers and other transactions contemplated hereby.

         6.12 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         6.13 BOARD APPROVAL. The Board of Directors of Republic shall have authorized and approved this Agreement, the Mergers and transactions contemplated hereby.

         6.14 EXTRANEOUS ASSETS. At or prior to the Closing, the Extraneous Redeemed Assets shall have been transferred in accordance with
Section 5.15, and the Extraneous Purchased Assets shall have been sold in accordance with Section 5.15, and the Shareholders who purchased the Extraneous Purchased Assets shall have executed and delivered to JCD the Notes, and, if applicable, Robert C. Duncan shall have executed and delivered to JCD his personal guaranty of payment of the Notes in accordance with Section 5.15.

         6.15 EMPLOYMENT AGREEMENTS. Robert C. Duncan and Dan R. Duncan shall have entered into employment agreements with Republic on terms and conditions reasonably satisfactory to Republic, including provisions which allow for Republic to terminate either's employment for good cause or upon a change of control of Republic or of its waste collection companies as a group, as well as reasonable covenants not to compete with Republic and not to solicit customers or employees of the Duncan Companies during their respective terms of employment and for three years thereafter.


                                  ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                   THE DUNCAN COMPANIES AND THE SHAREHOLDERS

         The obligations of the Duncan Companies and the Shareholders to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Duncan Companies and the Shareholders:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of each of the Republic Companies contained in this Agreement shall be true and correct at and as of the Effective Time with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Republic Companies shall have performed and complied with all of its obligations required by this Agreement to be performed or complied with at or prior to the Effective Time. Each of the Republic Companies shall have delivered to the Company a certificate, dated as of the

Effective Time, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been performed and complied with.

         7.2 RULE 145 UNDERTAKINGS. At or prior to the Closing, Republic shall have delivered to the Shareholders a letter agreement relating to Rule 145 under the Securities Act and "pooling of interests" criteria, in form and substance satisfactory to the Shareholders.

         7.3 REPUBLIC SHARES. At the Closing, Republic shall have issued all of the Republic Shares and shall have delivered to the Shareholders (i) certificates representing the Republic Shares issued to them hereunder, other than the Held Back Shares, and (ii) copies of stock certificates representing the Held Back Shares issued to them.

         7.4 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Mergers or any other transaction contemplated hereby, and which in the judgment of the Shareholders makes it inadvisable to proceed with the Mergers and other transactions.

         7.5 HSR ACT WAITING PERIOD. Any applicable HSR Act Waiting Period shall have expired or been terminated.

         7.6 OPINION OF COUNSEL. The Shareholders shall have received an opinion of counsel dated as of the Effective time from counsel for Republic, in form and substance acceptable to the Shareholders, to the effect that:

                   (i) Republic and the Republic Merger Subs each is a corporation duly organized and existing and in good standing under the laws of the State of Delaware with respect to Republic and the State of Texas with respect to the Republic Merger Subs;

                   (ii) Republic and each of the Republic Merger Subs has obtained all necessary authorizations and consents of their respective Boards of Directors to effect the Mergers;

                   (iii) This Agreement is a valid and binding obligation of Republic, and enforceable against Republic in accordance with its terms, except as enforcement may be limited by general equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally; and

                   (iv) The Republic Shares are validly issued, fully paid and non-assessable shares of Republic Common Stock.

         7.7 EMPLOYMENT AGREEMENTS. Republic shall have entered into employment agreements with Robert C. Duncan and Dan R. Duncan on terms and conditions reasonably satisfactory to Robert C. Duncan and Dan R. Duncan, including provisions that set Robert C. Duncan's salary at $15,000 per month and Dan R. Duncan's salary at $14,000 per month, and that obligate them to perform services and undertake responsibilities and duties similar to those which they presently perform and undertake, provided that various benefits and "perqs" payable or granted to them may be changed or eliminated to conform to Republic's policies, on a basis and in a manner comparable to that of similarly situated officers of other comparable waste collection subsidiaries of Republic, including the elimination or reduction of cash compensation otherwise payable as an annual or special bonus, and the inclusion of such officers as participants in Republic's stock option plans. Such employment agreements will be for an initial term of five years, renewable for an additional term of five years on terms mutually satisfactory to Republic and them.

                                  ARTICLE VIII

                              REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the Republic Shares issued to them hereunder:

         8.1 REGISTRATION RIGHTS FOR REPUBLIC SHARES; FILING OF REGISTRATION STATEMENT. Republic will utilize its reasonable best efforts to cause, as soon as practicable following the Effective Time, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the Republic Shares for resale by a Holder thereof (the "Registration Statement"). For purposes of this Article, a person is deemed to be a "Holder" of Republic Shares whenever such person is the record owner of Republic Shares. Republic will use its reasonable best efforts to (i) have the Registration Statement become effective and cause the Republic Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable; (ii) cause the Republic Shares to be listed on the Nasdaq Stock Market or such other national securities exchange on which Republic Common Stock is then listed and obtain all approvals from the Nasdaq Stock Market or such exchange for trading thereon; (iii) provide a transfer agent and registrar for the Republic Shares; and (iv) upon the sale of any Republic Shares pursuant to such registration statement, remove all restrictive legends from all certificates or other instruments evidencing the Republic Shares.

         8.2 EXPENSES OF REGISTRATION. Republic shall pay all expenses incurred by Republic in connection with the registration, qualification and/or exemption of the Republic Shares, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Republic's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Republic in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration

Statement or prospectuses contained therein. Republic shall not, however, be liable for any sales, broker's or underwriting commissions upon sale by any Holder of any of the Republic Shares.

         8.3 FURNISHING OF DOCUMENTS. Republic shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Republic Shares.

         8.4 AMENDMENTS AND SUPPLEMENTS. Republic shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Republic Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Republic shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

         8.5       DURATION.  Republic's obligations contained in Sections 8.1,
8.3 and 8.4 shall continue and Republic shall maintain the effectiveness of the Registration Statement until the earlier of (i) such time as Republic reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement, or (ii) the third anniversary of the Effective Date.

         8.6 FURTHER INFORMATION. If Republic Shares owned by a Holder are included in any registration, such Holder shall furnish Republic such information regarding itself as Republic may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7       INDEMNIFICATION

                   (a) Republic will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, Republic will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

                   (b) Each of the Holders, jointly and severally, will indemnify and hold harmless Republic and each person, if any, who controls Republic within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which Republic or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

                   (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 8.7 notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                   (d) In the event any of the Republic Shares are sold by any Holder or Holders in an underwritten public offering consented to by Republic, Republic shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that Republic shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 8.7(a).


                                   ARTICLE IX

                                INDEMNIFICATION

         9.1 AGREEMENT BY THE SHAREHOLDERS TO INDEMNIFY. The Shareholders jointly and severally agree to indemnify and hold Republic harmless from and against the aggregate of all Indemnifiable Damages (as defined below).

                (a) For purposes of this Agreement, "Indemnifiable Damages" means, without duplication, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by Republic, on a pre-tax consolidated basis, to the extent not covered by insurance and (i) resulting from any breach of a representation or warranty made by the Shareholders in this Agreement, or (ii) resulting from any breach of the covenants or agreements made by any of the Duncan Companies, ADC or any Shareholder in this Agreement.

                (b) Each of the representations and warranties made by the Shareholders in this Agreement or pursuant hereto shall survive for a period of one year after the Effective Time, notwithstanding any investigation at any time made by or on behalf of Republic and upon expiration of such one year period, such representations and warranties shall expire except as follows: (i) the representations and warranties of the Shareholders contained in Section 3.19 to the extent relating to tax attributes or liabilities with respect to Taxes of JCD relating to the operations of the Hamilton County, Texas property owned by JCD, shall expire at the time the period of limitations (including any extensions thereof pursuant to the delivery of waivers of the applicable period of limitations) expires for the assessment by the taxing authority of additional Taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of the Shareholders contained in Sections 3.13 and 3.16 shall expire at the time the latest period of limitations expires for the enforcement by an applicable Governmental Authority or third party of any remedy with respect to any costs of evaluation and/or remediation of any soil and/or groundwater contamination at the San Angelo Municipal Landfill or surrounding property; and (iii) the representations and warranties of the Shareholders contained in Sections 3.1, 3.2, 3.3, 3.4, and 3.5 shall not expire but shall continue indefinitely. No claim for the recovery of Indemnifiable Damages may be asserted by Republic against the Shareholders after such representations and warranties shall thus expire, provided, however, that claims for Indemnifiable Damages first asserted in writing within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

                (c) In the event that Republic believes that it is entitled to a claim for any Indemnifiable Damages hereunder, Republic shall promptly give written notice to the Shareholders of such claim and the amount or the estimated amount of such claim, and the basis for such claim. If the Shareholders do not transfer shares to pay the amount of the claim for Indemnifiable Damages to Republic within ten
         (10) days, then Republic may set off the amount of such claim by selling some or all of the Held Back Shares and retaining the net proceeds thereof as a set off against the claim in accordance with the procedures, and subject to the Shareholders' right to contest such claim, as set forth in Section 9.2 below. If the Held Back Shares are insufficient to set off the claim (or have been delivered to the Shareholders prior to the making or resolution of such claim), then Republic may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Indemnifiable Damages.

                (d)       Notwithstanding anything to the contrary in this
         Section 9.2, the Shareholders shall not be liable to Republic with respect to any claim for Indemnifiable Damages unless all Indemnifiable Damages incurred by Republic exceed an aggregate of One Million Five Hundred Thousand Dollars ($1,500,000.00), in which case the Shareholders shall be liable only for the amount of such Indemnifiable Damages in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00), provided, however, that the maximum liability of the Shareholders for Indemnifiable Damages shall not exceed Fifteen Million Dollars ($15,000,000.00) in the aggregate.

                (e) With respect to any Indemnifiable Damages which arise from any costs of evaluation and remediation of any soil and/or groundwater contamination at the San Angelo Municipal Landfill or surrounding property which Trashaway becomes obligated to pay, Republic agrees that before enforcing a claim for Indemnifiable Damages against the Shareholders, the Shareholders shall be given notice and have the opportunity to promptly attempt to seek a contract modification from the City of San Angelo to raise rates for the purpose of mitigating Trashaway's costs of evaluation and remediation; the Shareholders shall have the burden of proving that any contract modification or rate increase was entered into in order to mitigate such costs as opposed to other reasons and any modification or rate increase made more than twelve months later than the date of Republic's notice to the Shareholders shall be presumed not to be entered into for purposes of such mitigation.

         9.2 SECURITY FOR THE SHAREHOLDERS' INDEMNIFICATION OBLIGATION. As security for the agreement by the Shareholders to indemnify and hold Republic harmless as described in Sections 9.1, at the Closing, Republic shall set aside and hold certificates representing the Held Back Shares issued pursuant to this Agreement.

                (a) Republic may set off against the Held Back Shares any loss, damage, cost or expense for which the Shareholders may be responsible pursuant to this Agreement (including without limitation, any Indemnifiable Damages for which the Shareholders may be responsible pursuant to this Agreement) whether or not indemnified pursuant to Section 9.1 of this Agreement, subject, however, to the following terms and conditions:

                (1) Republic shall give written notice to the Shareholders of any claim for Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which Republic claims to have sustained by reason thereof, and
              (ii) the basis of such claim;

                (2) Such set off shall be effected on the later to occur on the expiration of 10 days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved, and such set off shall be charged proportionally against the shares set aside;

                (3) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify Republic in writing of an intention to dispute the claim and if such dispute is not resolved within 30 days after expiration of such period (the "Resolution Period"), then Republic may elect that such dispute shall be resolved by a committee of three arbitrators (one appointed by the Shareholders, one appointed by Republic and one appointed by the two arbitrators so appointed), which shall be appointed within 60 days after the expiration of the Resolution Period. The arbitrators shall abide by the rules of the American Arbitration Association and their decision shall be made within 45 days of being appointed and shall be final and binding on all parties;

                (4) As soon as the Held Back Shares are registered and any restrictions on sale imposed under Rule 145 of the Securities Act are terminated, the Shareholders may instruct Republic to sell some or all of the Held Back Shares and the net proceeds thereof shall be substituted for such Held Back Shares in any set off to be made by Republic pursuant to any claim hereunder subject to continued compliance with any applicable securities and other regulations; and

                (5) For purposes of this Section 9.2, the shares of Republic Common Stock not sold as provided in clause (4) of this
              Section 9.2 shall be valued at the Average Closing Sale Price.

                (b) Except with respect to shares transferred pursuant to the foregoing right of setoff (and in the case of such shares, until the same are transferred), all Held Back Shares shall be deemed to be owned by the Shareholders and the Shareholders shall be entitled to vote the same; provided, however, that, there shall also be deposited with Republic subject to the terms of this Section 9.2, all shares of Republic Common Stock issued to the Shareholders as a result of any stock dividend or stock split and all cash issuable to the Shareholders as a result of any cash dividend, with respect to the Held Back Shares. All stock and cash issued or paid upon Held Back Shares shall be distributed to the person or entity entitled to receive such Held Back Shares together with such Held Back Shares.

                (c) Republic agrees to deliver to the Shareholders no later than the first anniversary of the Effective Time any Held Back Shares then held by it (or proceeds from the Held Back Shares) unless there then remains unresolved any claim for Indemnifiable Damages or other damages hereunder as to which notice has been given, in which event any Held Back Shares remaining on deposit (or proceeds from the sale of Held Back Shares) after such claim shall have been satisfied shall be returned to the Shareholders promptly after the time of satisfaction.

         9.3 ADJUSTMENT TO MERGER CONSIDERATION. All payments for Indemnifiable Damages made pursuant to this Article IX shall be treated as adjustments to the consideration granted in the Mergers under Section 1.3.

         9.4 AGREEMENT BY REPUBLIC TO INDEMNIFY. Republic agrees to indemnify and hold the Shareholders harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by the Shareholders to the extent not covered by insurance and (i) resulting from any breach of a representation or warranty made by Republic in this Agreement, or (ii) resulting from any breach of the covenants or agreements made by Republic in the Agreement. Each of the representations and warranties made by Republic in the Agreement shall survive for a period of one year after the Effective Time, and no claim for indemnification hereunder may be asserted by the Shareholders against Republic after such representations and warranties shall thus expire, provided, however, that claims for indemnification first asserted in writing within the one year period shall not thereafter be barred. Notwithstanding the foregoing, Republic shall not be liable to the Shareholders with respect to any claim for indemnification hereunder unless all such claims incurred by the Shareholders exceed an aggregate of One Million Five Hundred Thousand Dollars ($1,500,000.00), in which case Republic shall be liable only for the amount in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00), provided, however, that the maximum liability of Republic for such indemnification claims shall not exceed Fifteen Million Dollars ($15,000,000.00) in the aggregate. Republic will satisfy any obligation of indemnification under this Section 9.4 by delivery of shares of Republic Common Stock only. In determining the number of shares of Republic Common Stock to be delivered to satisfy any indemnification obligation by Republic, the value of such Republic Common Stock shall be determined by the Average Closing Sale Price.


                                   ARTICLE X

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after Effective Time of the Republic Shares:

         10.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of Republic Common Stock being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Republic with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to Republic an opinion of counsel (which counsel and opinions shall be satisfactory to Republic) that such exception is available, or (ii) an effective registration statement filed by Republic with the SEC under the Securities Act.

         10.2 LEGEND. The certificates representing the Republic Shares shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(D) PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT WITH RESPECT THERETO OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

Republic may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.


                                   ARTICLE XI

                                  DEFINITIONS

         11.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

         "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

         "Average Closing Sale Price" shall mean $21.00 per share of Republic Common Stock.

         "Contract" means any indenture, lease, sublease, license, loan agreement, mortgage, note, indenture, restriction, will, trust, commitment, obligation or other contract, agreement or instrument, whether written or oral.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

         "Material Adverse Change (or Effect)" means a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects of or in the entity to which the change (of effect) relates.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

         "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

         "Republic Shares" means the shares of Republic Common Stock which the Shareholders receive in connection with the Merger.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Tax Return" means any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes; and

         "Taxes" means all taxes, fees or other assessments, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes imposed by any federal, state, local or foreign governmental agency, and any interest or penalties related thereto.

         11.2      OTHER DEFINITIONAL PROVISIONS.

                   (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                   (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                   (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                   (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                  ARTICLE XII

                       TERMINATION, AMENDMENT AND WAIVER

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                (b) by Republic in the event of a material breach by any of the Duncan Companies or any of the Shareholders of any provision of this Agreement;

                (c) by all of the Shareholders jointly in the event of a material breach by the Republic Companies of any provision of this Agreement; or

                (d) if the Closing shall not have occurred by March 1, 1996.

         12.2 EFFECT OF TERMINATION. Except as provided in Article IX, in the event of termination of this Agreement pursuant to Section 12.1, this Agreement and the Plans of Merger shall forthwith become void; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):


                   (a)       IF TO ANY OF THE REPUBLIC COMPANIES TO:

                             Republic Waste Industries, Inc.
                             200 East Las Olas Blvd., Suite 1400
                             Ft. Lauderdale, FL  33301
                             Attn:  Richard L. Handley, General Counsel
                             Telecopy:  (305) 779-3884

                             WITH A COPY TO:

                             Akerman, Senterfitt & Eidson, P.A.
                             801 Brickell Avenue, 24th Floor
                             Miami, Florida  33131
                             Attention: Jonathan L. Awner, Esq.
                             Telecopy: (305) 374-5095

                   (b)       IF TO ANY OF THE DUNCAN COMPANIES OR THE
                             SHAREHOLDERS TO:

                             J.C. Duncan Co., Inc.
                             1212 Harrison Avenue
                             Arlington, Texas 76011
                             Attn:  Robert Duncan, President
                             Telecopy: (817)  860-0330

                             WITH A COPY TO EACH OF:

                             Meadows, Owens, Collier, Reed,
                             Cousins & Blau, LLP
                             901 Main Street, Suite 3700
                             Dallas, Texas  75202
                             Attention: David N. Reed, Esq.

                   Telecopy: (214) 747-3732

                   Cantey & Hanger, LLP
                   801 Cherry Street, Suite 2100
                   Fort Worth, Texas  76102
                   Attention: Harry E. Bartel, Esq.
                   Telecopy: (817) 877-2807


         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto) and other documents delivered at the Closing pursuant hereto, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the Duncan Companies, ADC or any Shareholders without the prior written consent of Republic and may not be assigned by Republic without the prior written consent of the Shareholders.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                REPUBLIC WASTE INDUSTRIES, INC.


                                By: /s/ H. WAYNE HUIZENGA
                                   ------------------------------
                                   H. Wayne Huizenga,
                                   Chairman and Chief Executive Officer


                                RWI/JCD INC.


                                By: /s/ Gregory K. Fairbanks
                                   ---------------------------------
                                   Gregory K. Fairbanks,
                                   Vice President


                                RWI/GRAND INC.


                                By: /s/ Gregory K. Fairbanks
                                   --------------------------------
                                   Gregory K. Fairbanks,
                                   Vice President


                                RWI/TRASHAWAY INC.


                                By: /s/ Gregory K. Fairbanks
                                   -------------------------
                                   Gregory K. Fairbanks,
                                   Vice President


                                RWI/TOS-IT INC.


                                By: /s/ Gregory K. Fairbanks
                                   --------------------------------
                                   Gregory K. Fairbanks,
                                   Vice President

                                 RWI/WESTEX INC.


                                 By: /s/ Gregory K. Fairbanks
                                    --------------------------------
                                    Gregory K. Fairbanks,
                                    Vice President


                                 RWI/PANTEGO I INC.


                                 By: /s/ Gregory K. Fairbanks
                                    -------------------------
                                    Gregory K. Fairbanks,
                                    Vice President


                                 RWI/PANTEGO II INC.


                                 By: /s/ Gregory K. Fairbanks
                                    --------------------------------
                                    Gregory K. Fairbanks,
                                    Vice President


                                 RWI/TRUCKING I INC.


                                 By: /s/ Gregory K. Fairbanks
                                    --------------------------------
                                    Gregory K. Fairbanks,
                                    Vice President



                                 RWI/TRUCKING II INC.


                                 By: /s/ Gregory K. Fairbanks
                                    -------------------------------
                                    Gregory K. Fairbanks,
                                    Vice President

                                J.C. DUNCAN COMPANY, INC.


                                By: /s/ Robert C. Duncan
                                   -------------------------------
                                   ROBERT C. DUNCAN,
                                   Chief Executive Officer


                                ARLINGTON DISPOSAL COMPANY, INC.


                                By: /s/ Robert C. Duncan
                                   -------------------------------
                                   ROBERT C. DUNCAN,
                                   Chief Executive Officer



                                GRAND PRAIRIE DISPOSAL COMPANY, INC.


                                By: /s/ Robert C. Duncan
                                   -------------------------------
                                   ROBERT C. DUNCAN,
                                   Chief Executive Officer



                                TRASHAWAY SERVICES, INC.


                                By: /s/ Dan R. Duncan
                                   -------------------------------
                                   DAN R. DUNCAN, President


                                TOS-IT SERVICE COMPANY, INC.


                                By: /s/ Dan R. Duncan
                                   ------------------------------
                                   DAN R. DUNCAN, President

                                 WES TEX WASTE SERVICE, INC.


                                 By:/s/ Dan R. Duncan
                                    -----------------------------
                                    DAN R. DUNCAN, President


                                 PANTEGO SERVICE COMPANY

                                 By: Pantego I, Inc., partner


                                 By: /s/ Robert C. Duncan
                                    -----------------------------
                                    ROBERT C. DUNCAN, President


                                 PANTEGO I, INC.


                                 By: /s/ Robert C. Duncan
                                    --------------------------------
                                    ROBERT C. DUNCAN, President


                                 PANTEGO II, INC.


                                 By: /s/ Dan R. Duncan
                                    ------------------------------
                                    DAN R. DUNCAN, President



                                 E & E TRUCK LEASING, LTD.
                                 By its General Partner,
                                 EETL I, INC.


                                 By: /s/ Dan R. Duncan
                                    ------------------------------
                                    DAN R. DUNCAN, President

                               EETL I, INC.


                               By: /s/ Dan R. Duncan
                                  ------------------------------
                                  DAN R. DUNCAN, President



                               EETL II, INC.


                               By: /s/ Debra A. Duncan
                                  ------------------------------
                                  DEBRA A. DUNCAN, President


                                /s/ Robert C. Duncan
                               ---------------------------------
                               Robert C. Duncan


                                /s/ Jannette T. Duncan
                               --------------------------------
                               Jannette T. Duncan


                                /s/ Dan R. Duncan
                               -------------------------------
                               Dan R. Duncan


                                /s/ Debra A. Duncan
                               ----------------------------------
                               Debra A. Duncan


                                /s/ DeeDee Duncan Elliott
                               --------------------------------
                               DeeDee Duncan Elliott


                                /s/ George Martin Duncan
                               ----------------------------------
                               George Martin Duncan


                                /s/ Melinda Duncan Vince
                               ----------------------------------
                               Melinda Duncan Vince

                                ROBERT C. DUNCAN ANNUITY TRUST NO.
                                ONE


                                By: /s/ Robert C. Duncan
                                   ---------------------------------
                                   Robert C. Duncan, Trustee


                                ROBERT C. DUNCAN ANNUITY TRUST NO.
                                TWO


                                By: /s/ Robert C. Duncan
                                   ---------------------------------
                                   Robert C. Duncan, Trustee


                                ROBERT C. DUNCAN ANNUITY TRUST NO.
                                THREE


                                By: /s/ Robert C. Duncan
                                   --------------------------------
                                   Robert C. Duncan, Trustee


                                ROBERT C. DUNCAN ANNUITY TRUST NO.
                                FOUR


                                By: /s/ Robert C. Duncan
                                   ---------------------------------
                                   Robert C. Duncan, Trustee


                                JANNETTE T. DUNCAN ANNUITY TRUST NO.
                                ONE


                                By: /s/ Jannette T. Duncan
                                   ---------------------------------
                                   Jannette T. Duncan, Trustee

                                  JANNETTE T. DUNCAN ANNUITY TRUST NO.
                                  TWO


                                  By: /s/ Jannette T. Duncan
                                     ---------------------------------
                                     Jannette T. Duncan, Trustee


                                  JANNETTE T. DUNCAN ANNUITY TRUST NO.
                                  THREE


                                  By: /s/ Jannette T. Duncan
                                     ---------------------------------
                                     Jannette T. Duncan, Trustee


                                  JANNETTE T. DUNCAN ANNUITY TRUST NO.
                                  FOUR


                                  By: /s/ Jannette T. Duncan
                                     ---------------------------------
                                     Jannette T. Duncan, Trustee

                                                                       EXHIBIT A
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/JCD Inc., a Texas corporation ("Republic Sub"), and J. C. Duncan Co., Inc., a Texas corporation ("Duncan").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and Duncan have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Duncan on the terms and subject to the conditions set forth herein, such that Duncan will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Duncan in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and Duncan shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Duncan, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of Duncan, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of Duncan shall be the officers and directors of the Surviving

Corporation until their successors are elected and have qualified.

                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Duncan, $100.00 par value per share (the "Duncan Common Stock"), which shall be issued and outstanding (other than shares of Duncan Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________)shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of Duncan Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Duncan Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Duncan Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Duncan and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of

Duncan and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.

                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                     RWI/JCD INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                     J. C. DUNCAN CO, INC.


                                     By:
                                        ------------------------------------
                                        Name:  Robert C. Duncan
                                        Title: Chief Executive Officer

                                                                       EXHIBIT B
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/Grand Inc., a Texas corporation ("Republic Sub"), and Grand Prarie Disposal Company, Inc., a Texas corporation ("Grand").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and Grand have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Grand on the terms and subject to the conditions set forth herein, such that Grand will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Grand in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and Grand shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Grand, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of Grand, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of Grand shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.

                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Grand, $10.00 par value per share (the "Grand Common Stock"), which shall be issued and outstanding (other than shares of Grand Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________)shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of Grand Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Grand Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Grand Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Grand and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of Grand and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.


                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                     RWI/GRAND INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                     GRAND PRARIE DISPOSAL COMPANY, INC.


                                     By:
                                        ------------------------------------
                                        Name:  Robert C. Duncan
                                        Title: Chief Executive Officer

                                                                       EXHIBIT C
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/Trashaway Inc., a Texas corporation ("Republic Sub"), and Trashaway Services, Inc., a Texas corporation ("Trashaway").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and Trashaway have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Trashaway on the terms and subject to the conditions set forth herein, such that Trashaway will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Trashaway in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and Trashaway shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Trashaway, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of Trashaway, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of Trashaway shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Trashaway, $1.00 par value per share (the "Trashaway Common Stock"), which shall be issued and outstanding (other than shares of Trashaway Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of Trashaway Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Trashaway Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Trashaway Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.


                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Trashaway and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of Trashaway and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.


                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                     RWI/TRASHAWAY INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                     TRASHAWAY SERVICES, INC.


                                     By:
                                        ------------------------------------
                                        Name:  Robert C. Duncan
                                        Title: Chief Executive Officer

                                                                       EXHIBIT D
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/Tos-It Inc., a Texas corporation ("Republic Sub"), and Tos-It Service Company, Inc., a Texas corporation ("Tos-It").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and Tos-It have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Tos-It on the terms and subject to the conditions set forth herein, such that Tos-It will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Tos-It in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and Tos-It shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Tos-It, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of Tos-It, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of Tos-It shall be the officers and directors of the Surviving

Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Tos-It, no par value per share (the "Tos-It Common Stock"), which shall be issued and outstanding (other than shares of Tos-It Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of Tos-It Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Tos-It Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Tos-It Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Tos-It and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of

Tos-It and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.



                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                RWI/TOS-IT INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                     TOS-IT SERVICE COMPANY, INC.


                                     By:
                                        ------------------------------------
                                        Name:  Robert C. Duncan
                                        Title: Chief Executive Officer

                                                                       EXHIBIT E
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/Wes Tex Inc., a Texas corporation ("Republic Sub"), and Wes Tex Waste Service, Inc., a Texas corporation ("Wes Tex").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and Wes Tex have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Wes Tex on the terms and subject to the conditions set forth herein, such that Wes Tex will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Wes Tex in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and Wes Tex shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Wes Tex, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of Wes Tex, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of Wes Tex shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Wes Tex, $1.00 par value per share (the "Wes Tex Common Stock"), which shall be issued and outstanding (other than shares of Wes Tex Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of Wes Tex Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Wes Tex Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Wes Tex Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Wes Tex and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of Wes Tex and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.


                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                    RWI/WES TEX INC.


                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:



                                    WES TEX WASTE SERVICE, INC.


                                    By:
                                       ------------------------------------
                                       Name:  Dan R. Duncan
                                       Title: President

                                                                       EXHIBIT F
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/Pantego I Inc., a Texas corporation ("Republic Sub"), and Pantego I, Inc., a Texas corporation ("Pantego").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and Pantego have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Pantego on the terms and subject to the conditions set forth herein, such that Pantego will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Pantego in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and Pantego shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Pantego, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of Pantego, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of Pantego shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Pantego, $0.10 par value per share (the "Pantego Common Stock"), which shall be issued and outstanding (other than shares of Pantego Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of Pantego Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Pantego Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Pantego Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Pantego and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of Pantego and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.



                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                      RWI/PANTEGO I INC.


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:



                                      PANTEGO I, INC.


                                      By:
                                         ------------------------------------
                                         Name:  Robert C. Duncan
                                         Title: President

                                                                       EXHIBIT G
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/Pantego II Inc., a Texas corporation ("Republic Sub"), and Pantego II, Inc., a Texas corporation ("Pantego").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and Pantego have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into Pantego on the terms and subject to the conditions set forth herein, such that Pantego will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into Pantego in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and Pantego shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of Pantego, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of Pantego, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of Pantego shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of Pantego, $0.10 par value per share (the "Pantego Common Stock"), which shall be issued and outstanding (other than shares of Pantego Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of Pantego Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of Pantego Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of Pantego Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of Pantego and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of Pantego and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.


                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                      RWI/PANTEGO II INC.


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:



                                      PANTEGO II, INC.


                                      By:
                                         ------------------------------------
                                         Name:  Dan R. Duncan
                                         Title: President

                                                                       EXHIBIT H
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/TRUCKING I Inc., a Texas corporation ("Republic Sub"), and EETL I, Inc., a Texas corporation ("EETL").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and EETL have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into EETL on the terms and subject to the conditions set forth herein, such that EETL will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into EETL in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and EETL shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of EETL, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of EETL, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of EETL shall be the officers and directors of the Surviving Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of EETL, $0.10 par value per share (the "EETL Common Stock"), which shall be issued and outstanding (other than shares of EETL Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of EETL Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of EETL Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of EETL Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of EETL and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of EETL and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.


                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                     RWI/TRUCKING I INC.


                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:



                                     EETL I, INC.


                                     By:
                                        ------------------------------------
                                        Name:  Dan R. Duncan
                                        Title: President

                                                                       EXHIBIT I
                       PLAN OF MERGER AND REORGANIZATION

         This Plan of Merger and Reorganization (this "Plan") is entered into as of __________, 1995 among RWI/TRUCKING II Inc., a Texas corporation ("Republic Sub"), and EETL II, Inc., a Texas corporation ("EETL").

                                    RECITALS

         The boards of directors and shareholders of Republic Sub and EETL have determined that it is advisable and in the best interests of each such corporation and its respective shareholders that Republic Sub be merged (the "Merger") with and into EETL on the terms and subject to the conditions set forth herein, such that EETL will be the surviving corporation and a wholly-owned subsidiary of Republic Waste Industries, Inc., a Delaware corporation.

                                   ARTICLE I
                                   THE MERGER

         At the Effective Time (as defined in Article V hereof), Republic Sub shall be merged with and into EETL in accordance with the Texas Business Corporation Act (the "TBCA"), and the separate existence of Republic Sub shall cease and EETL shall thereafter continue as the surviving corporation (the "Surviving Corporation") under the laws of the State of Texas.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

         A. At the Effective Time, the Articles of Incorporation of EETL, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter altered, amended or repeated in accordance with the TCBA.

         B. At the Effective Time, the Bylaws of EETL, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed in accordance with the TCBA.

         C. At the Effective Time, the officers and directors of EETL shall be the officers and directors of the Surviving

Corporation until their successors are elected and have qualified.


                                  ARTICLE III
                     MANNER AND BASIS OF CONVERTING SHARES

         A. At the Effective Time, each share of common stock of EETL, $0.10 par value per share (the "EETL Common Stock"), which shall be issued and outstanding (other than shares of EETL Common Stock held in treasury) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive ______________________ (________) shares of common stock, $0.01 par value per share, of Republic Waste Industries, Inc., a Delaware corporation and the parent of Republic Sub ("Republic Common Stock"). Fractional shares of Republic Common Stock will not be issued, instead shares of Republic Common Stock will be issued determined to the nearest whole share of Republic Common Stock.

         B. At the Effective Time, each share of EETL Common Stock held in treasury shall be canceled and extinguished without any conversion thereof.

         C. At the Effective Time, each right to acquire shares of EETL Common Stock, to the extent that any such rights exist, which shall be issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to acquire __________________ (_____) shares of Republic Common Stock.

         D. Each share of common stock of Republic Sub, $1.00 par value per share, issued and outstanding immediately prior to the Effective Time shall be automatically converted into one share of EETL Common Stock, which shall be the only outstanding common stock of the Surviving Corporation immediately following the Effective Time.

                                   ARTICLE IV
                                EFFECT OF MERGER

         At the Effective Time, all property, rights, privileges, powers and franchises of EETL and Republic Sub shall vest in the Surviving Corporation, and all liabilities and obligations of


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

EETL and Republic Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE V
                                 EFFECTIVE TIME

         As used in this Plan, the term, "Effective Time" shall mean the date and time of filing of Articles of Merger with the Secretary of State of the State of Texas with respect to the Merger.


                           [SIGNATURES ON NEXT PAGE]



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

         IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf as of the date first written above.

                                      RWI/TRUCKING II INC.


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:



                                      EETL II, INC.


                                      By:
                                         ------------------------------------
                                         Name:  Debra A. Duncan
                                         Title: President





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